UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 2, 2017

DUONAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-213314	35-2518128
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 2, Duo Li Hi Tech Industrial Park, No.9,

Jinlong 1st Road, Baolong Residential District,

Longgang District, Shenzhen.

(Address of principal executive offices)

(86) 17722567599

(Registrant’s telephone number, including area code)

str. Osijek 50, Rijeka,

Primorje-Gorski Kotar, Croatia, 51000

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On November 2, 2017, as a result of a private transaction, the control block of voting stock of Duonas Corp. (the “Company”), represented by 2,000,000 shares of common stock (the “Shares”), has been transferred from Vladyslav Beinars to CHEN ZHONGPENG, ZHONG SHUIYU, HUANG XIHAN, ZHUANG MEIHUA, HUANG PEINA, HE YANRU, AO YIN, FANG ZHANPENG, HUANG LIMING, HUANG CHUHONG, DU XIAODONG, XIE QIAOHONG, HUANG LIZHEN, ZHANG LIYU, CHEN CHUHUA, XIE MEINA, WANG MEIYUN, XIE NING, ZHANG LIRONG, LI CHAN, OU QIONGJU, HUANG XIJUAN, CHEN YIHAO, CHEN HUILIN, CHEN YULAN, CHEN YIXIONG, YAO QIXIA, HUANG BAOQUAN, XIONG WEI, HUANG CHANGLI and LIN WU (the “Purchasers”), and a change of control of the Company occurred. The consideration paid for the Shares, which represent 73.13% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $370,402. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Vladyslav Beinars released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on November 2, 2017, the existing director and officer resigned immediately. Accordingly, Mr. Vladyslav Beinars, serving as the sole director and as the only officer, ceased to be the Company’s President, Treasurer, Secretary and Director. At the effective date of the transfer, Mr. WU Zihua has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company. Mr. Chen Zhongpeng has consented to act as the new Director.

Mr. WU Zihua, age 27, obtained his highest degree in 2012 from University of Washington in the United States, with a Bachelor degree in Finance.

From January 2013 to December 2013, Mr. Wu worked at H&R BLOCK tax Service Co., Ltd as an assistant auditor. As an assistant auditor, he gathered and analyzed the income tax, sales tax for individual customers, responsible for tax filing & uploading to the Internal Revenue Service, and providing tax advice to customers. Mr. Wu also offered auditing taxes service for companies and taxes consultant service. After Mr. Wu went back China, he started working as a study-abroad-consultant in Education International Cooperation Group (EIG) in January 2014. During his career in EIG, Mr. Wu provides consulting services and formulates study program for customers on studying abroad. He also guides customers to study abroad as well as updates information with customers. During the procedure, Mr. Wu offers translation of relevant meetings and documents. Moreover, Mr. Wu assists in the development of channels of cooperation with domestic universities to establish and maintain a partnership.

After more than 3 years’ experience as a study-abroad-consultant, Mr. Wu has been appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasure and Chairman of Board of Directors in November 2017.

Mr. Chen Zhongpeng, age 47, obtained his highest degree in 2013 from Research Institute of Tsinghua University in Shenzhen with a Master Degree in Business Administration.

From 1993 to 1996, Mr. Chen worked as a general manager in Peng Cheng Plastic Flower Processing Factory. As a General Manager, he was responsible for the overall operation of the factory. He then joined Shenzhen Peng Fa Freight Department as a General Manager and oversaw the overall operation of the company. After Mr. Chen left Peng Fa Freight Department in 2006, he continues his career as Chairman in Shenzhen Hua Peng Fa Logistics Ltd until present. He leads and formulates the long-term developing strategy for the company. Meanwhile, he settles down adjustment followed the internal and external changes. He also runs company’s overall strategy, explores the market opportunities and lead the innovation during the development of company.

After more than 10 years’ operation experience in Shenzhen Hua Peng Fa Logistics Ltd, Mr. Chen has been appointed as a member of Board of Directors in November 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2017

Duonas Corp.

/s/ WU Zihua
By:	WU Zihua
Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officers and directors.

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